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                                                                   EXHIBIT 10.15

                         MANAGEMENT SERVICES AGREEMENT
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     AGREEMENT dated as of the 22nd day of June, 1989 by and between HOLOGIC,
INC. ("Hologic") and VIVITECH, INC. ("Vivitech"), both corporations organized under the laws of the Commonwealth of Massachusetts and both having principal offices at 300 Bear Hill Road, Waltham, Massachusetts 02154.

                              W I T N E S S E T H:
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     WHEREAS, Vivitech was formed to develop a baggage inspection and security system utilizing, in part, certain patents and technology of Hologic, and has entered into a License and Technology Agreement with Hologic pursuant to which it has agreed to pay royalties to Hologic based upon sales of this product; and

     WHEREAS, Vivitech is in its development stage, and desires to obtain from Hologic certain management services and advice from members of Hologic management, certain administrative services from Hologic's administrative staff and the use of certain office, manufacturing and support facilities of Hologic; and

     WHEREAS, Hologic is desirous of providing such assistance to Vivitech under the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

     1.  Engagement.  Vivitech does hereby retain the services of Hologic to
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provide management, administrative and support facilities and services, and
Hologic does hereby agree to provide such services, all upon the terms and conditions hereinafter set forth.

     2.  Term.  The initial term of this Agreement shall be for a period of one
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year, and shall continue thereafter unless terminated by either party on six months' notice.

     3.  Duties.  Hologic agrees to use its best efforts to provide management,
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administrative and support facilities and services necessary in the day-to-day operations of Vivitech.  Such duties shall include the following:

         (a) Providing, at Hologic's existing offices at 300 Bear Hill Road, Waltham, Massachusetts, or at such other location as Hologic and Vivitech may agree, sufficient office space and research and development space for Vivitech to carry on its business activities;

         (b) Providing and maintaining office furnishings and equipment, telephone, telecopy and other communications devices, computer services and all related materials and supplies, and arranging secretarial and administrative sup-
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     port services necessary for the business operations of Vivitech, as Hologic and Vivitech may agree.

         (c) Providing and maintaining financial support services as Hologic and Vivitech may agree to permit Vivitech to keep proper books, journals and files, including billing and collection records, correspondence, receipted bills and vouchers, processing all payroll and maintaining all other documents and papers pertaining to Vivitech or its operations.

         (d) To provide Vivitech with the part-time management services of S. David Ellenbogen, Jay A. Stein and such other management employees of Hologic as Vivitech may reasonably request for the purpose of conducting its business.

         (e) To provide such other management, administrative and support services and facilities as Vivitech may reasonably request.

     4.   Charges.  As compensation for the services performed by Hologic
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hereunder, Vivitech shall pay Hologic the amount of all direct costs and charges incurred by Hologic in rendering its services hereunder and, in addition, shall pay that portion of Hologic's overhead cost, including the salary of employees of Hologic rendering services to Vivitech hereunder, representing the pro rata portion of such costs attributable to Vivitech. The amount of such charges shall be determined by the management of Hologic exercising its good faith judgment. In the event of any dispute regarding the allocation of overheard charges or costs, such charges and costs shall be determined by Hologic's independent certified public accountants, whose determination shall be binding and conclusive on all parties. All charges will be billed by Hologic to Vivitech monthly, and shall be paid by Vivitech within 15 days following receipt of billing.

     5.   Potential Conflicts.  Hologic shall use its best efforts to provide
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all services reasonably requested by Vivitech hereunder.  However, Vivitech recognizes and acknowledges that Hologic shall not be required to unreasonably divert personnel or resources away from Hologic's existing business, and that the services to be provided hereunder by Hologic shall be provided at such time and by such personnel as Hologic shall deem appropriate.

     6.   Independent Contractor.  The parties acknowledge that employees of
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Hologic are not, and shall not be deemed to be employees of Vivitech (unless specifically designated as such), but are, at all times, employees of Hologic and that Hologic's services hereunder are those of an independent contractor.

     7.   Assignment.  Hologic may enter into subcontracts for the performance
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of its duties hereunder with qualified persons, but this Agreement shall otherwise not be assignable by Hologic. This Agreement and all of the provisions hereof shall be binding

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upon and inure to the benefit of the parties hereto and their respective successors and assigns, except as otherwise provided herein.

     8.   Waiver.  A waiver of any provision of this Agreement by any part
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hereto will not be construed as a continuing waiver of such provision or a waiver of any other provision.

     9.   Notices.  All notices, demands and requests required or permitted to
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be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when mailed, if mailed by certified mail, return receipt requested, postage prepaid, or when delivered, if delivered personally, to the following addresses:

          (a) If to Hologic:

              Hologic, Inc.
              300 Bear Hill Road
              Waltham, MA  02154

          (b) If to Vivitech:

              Vivitech, Inc.
              300 Bear Hill Road
              Waltham, MA  02154

or to such other address as either of the parties may furnish to the other from time to time by notice pursuant to this Section.

     10.  Headings.  All headings of the sections of this Agreement are for
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convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the intention of the parties.

     11.  Entire Agreement.  This Agreement contains all of the terms agreed
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upon by the parties with respect to the subject matter hereof.  This Agreement may not be amended or modified nor may any or these provisions be waived, except by an instrument in writing signed by each party to be bound by such amendment, or except as otherwise herein expressly provided.

     12.  Applicable Law.  This Agreement and all disputes arising hereunder
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shall be construed and interpreted pursuant to the laws of the Commonwealth of
Massachusetts.

     EXECUTED as an instrument under seal as of the day and year first above written.

                                        HOLOGIC, INC.

                                        By:_____________________________

                                        VIVITECH, INC.

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                                        By:_____________________________

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